LAKE OWEN OPTION AGREEMENT
                                     BETWEEN
                          GENERAL MINERALS CORPORATION
                                       AND
                              TREND MINING COMPANY






                                  July 27, 1999


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                                TABLE OF CONTENTS
                                                                      Page No.

ARTICLE I DEFINITIONS........................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES....................................5

  2.1 CAPACITY OF THE PARTIES................................................5
  2.2 DISCLOSURES............................................................5
  2.3 TREND REPRESENTATION AND WARRANTIES....................................5
  2.4 GENERAL MINERALS REPRESENTATIONS AND WARRANTIES........................6
  2.5 OWNERSHIP..............................................................6

ARTICLE III PURPOSES AND TERM................................................7

  3.1 BINDING EFFECT.........................................................7
  3.2 GENERAL................................................................7
  3.3 PURPOSES...............................................................7
  3.4 EFFECTIVE DATE AND TERM................................................7

ARTICLE IV RELATIONSHIP OF THE PARTIES.......................................8

  4.1 NO PARTNERSHIP.........................................................8
  4.2 OTHER BUSINESS OPPORTUNITIES...........................................8
  4.3 TRANSFER OR TERMINATION OF RIGHTS......................................8
  4.4 IMPLIED COVENANTS......................................................8
  4.5 TRANSFER OF ASSETS.....................................................8
  4.6 SERVICE AGREEMENTS.....................................................8
  4.7 FUNDING................................................................9

ARTICLE V OPTION.............................................................9

  5.1 GRANT OF OPTION........................................................9
  5.2 OBLIGATIONS............................................................9
  5.3 OPTION PAYMENTS AND CONSIDERATIONS....................................10
  5.4 DEFAULT...............................................................11
  5.5 EXERCISE OF OPTION....................................................11

ARTICLE VI FUNDING OF EXPLORATION EXPENDITURES DURING OPTION PERIOD.........11

  6.1 TREND TO PAY EXPLORATION EXPENDITURES AND REIMBURSE PROPERTY PAYMENTS.11
  6.2 COORDINATION AND COOPERATION..........................................12
  6.3 FINANCING.............................................................12

ARTICLE VII OPERATIONS DURING THE OPTION PERIOD.............................12

  7.1 OPERATOR AND ADVISORY COMMITTEE TO TREND'S BOARD OF DIRECTORS.........12
  7.2 APPROVAL OF PROGRAMS AND BUDGETS......................................13
  7.3 SUBSEQUENT PROGRAM DURATION...........................................13
  7.4 MEETING PROCEDURE.....................................................13
  7.5 GENERAL MINERALS TO HAVE LEGAL CARRIAGE...............................13

ARTICLE VIII DUTIES OF OPERATOR.............................................14

  8.1 OPERATOR DURING THE OPTION PERIOD.....................................14
  8.2 POWERS AND DUTIES OF OPERATOR.........................................14
  8.3 STANDARD OF CARE......................................................16

ARTICLE IX PROGRAMS AND BUDGETS.............................................16

  9.1 OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS...........................16


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  9.2 PRESENTATION OF PROGRAMS AND BUDGETS..................................16
  9.3 REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS..................16
  9.4 BUDGET OVERRUNS; PROGRAM CHANGES......................................17

ARTICLE X AUDIT.............................................................17

  10.1  AUDITS..............................................................17

ARTICLE XI WITHDRAWAL AND TERMINATION.......................................17

  11.1  TERMINATION BY EXPIRATION OR AGREEMENT..............................17
  11.2  WITHDRAWAL..........................................................17
  11.3  CONTINUING OBLIGATIONS AND ENVIRONMENTAL LIABILITIES................18
  11.4  DISPOSITION OF ASSETS ON TERMINATION................................18
  11.5  NON-COMPETE COVENANTS...............................................18
  11.6  RIGHT TO DATA AFTER TERMINATION.....................................18
  11.7  CONTINUED AUTHORITY.................................................18

ARTICLE XII ACQUISITIONS WITHIN AREA OF INTEREST............................19

  12.1  ACQUISITION WITHIN AREA OF INTEREST.................................19
  12.2  ACQUISITIONS DURING THE OPTION PERIOD...............................19

ARTICLE XIII ABANDONMENT AND SURRENDER OF PROPERTIES........................20

  13.1  SURRENDER OR ABANDONMENT OF PROPERTIES..............................20
  13.2  REACQUISITION.......................................................20

ARTICLE XIV TRANSFER OF INTEREST............................................20

  14.1  GENERAL.............................................................20
  14.2  LIMITATIONS ON FREE TRANSFERABILITY.................................20

ARTICLE XV CONFIDENTIALITY..................................................22

  15.1  GENERAL.............................................................22
  15.2  EXCEPTIONS..........................................................22
  15.3  DRAFT FOR COMMENT...................................................22
  15.4  NOTICE REQUIRED.....................................................22
  15.5  DURATION OF CONFIDENTIALITY.........................................23

ARTICLE XVI GUARANTEE.......................................................23

  16.1  GENERAL MINERALS GUARANTEE OF ITS AFFILIATES........................23
  16.2  TREND GUARANTEE OF ITS AFFILIATES...................................23

ARTICLE XVII GENERAL PROVISIONS.............................................23

  17.1  NOTICES AND PAYMENT.................................................23
  17.2  WAIVER..............................................................24
  17.3  MODIFICATION........................................................24
  17.4  FORCE MAJEURE.......................................................24
  17.5  GOVERNING LAW.......................................................25
  17.6  ARBITRATION.........................................................25
  17.7  FURTHER ASSURANCES..................................................25
  17.8  SURVIVAL OF TERMS AND CONDITIONS....................................25
  17.9  ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS............................25
  17.10 DOLLARS.............................................................26
  17.11 COUNTERPARTS........................................................26


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EXHIBIT "A"
EXHIBIT "B"


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                           LAKE OWEN OPTION AGREEMENT

      THIS AGREEMENT is made effective as of the 27th day of July, 1999 (the "Effective Date"), regardless of the dates upon which it actually is signed by the Parties hereto, between General Minerals Corporation ("GENERAL MINERALS"), a United States corporation incorporated under the laws of Delaware and doing business in Colorado as Colorado General Minerals Corporation, and Trend Mining Company ("TREND"), a United States corporation incorporated under the laws of Montana. Pursuant to this agreement, GENERAL MINERALS grants TREND an option (the "Option") to earn a one hundred percent (100%) interest in the Lake Owen Project (the "Project"), located in Albany County, Wyoming, U.S.A. The Project is comprised of such mineral rights as more particularly described in Exhibit "A" hereto and additional mineral rights, if any, acquired within the Area of Interest defined also in Exhibit "A"

                                    RECITALS

A. It is the intention of the Parties to this Agreement to set out herein the general scheme of the Project, the relationship amongst and the rights and obligations of each of the Parties to this Agreement relating to the ongoing exploration and development of the Project.

      This Agreement deals with the terms of the Option for TREND to earn-in to the Project, the obligations of TREND to fund expenditures relating to the exploration, development and mining of mineral resources on the Properties, initially until the Earn-In of TREND is complete.

B. Upon completion of the Earn-In, GENERAL MINERALS and TREND will arrange the transfer of the Project, the Properties, the Assets so that TREND will own all the interests in certain Properties known as the Lake Owen Project, which Properties are described in Exhibit A and defined in
      ARTICLE I of this Agreement, as well as all the Assets and additional Mineral Interests that may have been acquired and are the subject matter of this Agreement on the Vesting Date.

C. TREND wishes to participate with GENERAL MINERALS in the exploration, evaluation, development and mining of mineral resources within the Properties or any other properties forming the Lake Owen Project pursuant to the terms of this Agreement, and GENERAL MINERALS is willing to grant such right to TREND in the form of the right to receive one hundred percent (100%) of the Lake Owen Project as provided in this Agreement.

D. TREND and GENERAL MINERALS each agree to guarantee the performance by any of their respective subsidiaries and affiliates of their obligations under this Agreement.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:


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                                   ARTICLE I

                                   DEFINITIONS

"ACCOUNTING PROCEDURE" means the procedures set forth in Exhibit "B".

"ADVISORY COMMITTEE" means the committee to be formed as provided in
Section 7.1.

"ACQUIRING PARTY" means the Party who has acquired additional interests within the Area of Interest as more particularly described in Section 12.1 of this Agreement.

"ACTUAL EXPENDITURES" mean all expenditures of TREND after the Effective Date shall be TREND's Actual Expenditures.

"AFFILIATE" means any person, partnership, joint venture, corporation or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, GENERAL MINERALS or TREND. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

"AGREEMENT" means this Lake Owen Option Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are hereby incorporated herein by reference.

"AREA OF INTEREST" means the area defined as Sections, Townships and Ranges in Exhibit "A".

"ASSETS" means the assets of the Lake Owen project and includes without limitation the Properties, Products and all other real and personal property, tangible and intangible, held or to be held for the benefit of the Project.

"BUDGET" means a detailed estimate of all costs to be incurred by the Operator with respect to a Program.

"DEEMED EXPENDITURES" means the amount determined in accordance with the provisions in Exhibit "B" of this Agreement.

"DEVELOPMENT" means all preparation other than Exploration for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products.

"EARN-IN" means completion of the Initial Contribution by TREND.

"EFFECTIVE DATE" means July 27, 1999.

"EXPLORATION" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.


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"EXPLORATION EXPENDITURES" means all cash, expenses and obligation spent or incurred by the Operator on Operations and shall include, but not be limited to, all rentals, fees, option payments and assessment work required to keep the Lake Owen Option Agreement and the Lode Claims comprising the Property in good standing, claims staking and relocation within the "Area of Interest," all expenditures for geophysical, geological, geochemical, analytical and laboratory work, all surveys, drilling, assaying, metallurgical testing, engineering, and all other expenditures directly benefiting the Project. "FORCE MAJEURE" shall have the meaning ascribed to it in Section 17.1.

"GENERAL MINERALS" means General Minerals Corporation, a United States corporation incorporated under the laws of Delaware and doing business in Colorado as Colorado General Minerals Corporation, its successors and assigns.

"INITIAL CONTRIBUTION" means those funding advances to be made by TREND and other obligations of TREND set out in Articles V and VI required to maintain and exercise the Option and complete the Earn-In.

"LODE CLAIMS" means the Lode Claims set out in Exhibit A hereto.

"MINERAL INTEREST" means the Lode Claims, any applicable mining easement and other mining rights or interests more particularly set out in Exhibit "A" hereto as at the date of this Agreement and shall include those additional Mineral Interest which may be substituted, supplemented or acquired to form part of the Lake Owen Project during the term of the Agreement.

"MINING" means the mining, extracting, producing, handling, milling or other processing of Products.

"OPERATIONS" means the activities on or in relation to the Properties carried out under this Agreement including, without limitation, Exploration, Development, financing Mining, acquisition of additional Properties in the Area of Interest, and marketing of Products.

"OPERATOR" means the person or entity appointed under Article XV to manage Operations, or any successor Operator, whether during the Option Period or thereafter.

"OPTION" means the option granted to TREND in accordance with Article V.

"OPTION PERIOD" means the 3-year period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

"PARTY" AND "PARTIES" mean the Parties to this Agreement individually or collectively.

"PRODUCTS" means all ores, minerals, mineral resources concentrates or other saleable materials produced from the Properties under this Agreement.

"PROGRAM" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Operator for a specified period.


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"PROJECT" shall mean the conduct of work under approved Programs and Budgets relating to the Properties for the purpose of Operations.

"PROJECT ACCOUNT" shall mean for the account of the Lake Owen Project as funded by TREND during the Option Period.

"PROPERTY", "PROPERTIES" OR "LAKE OWEN PROPERTY" means the Mineral Interest in the Lake Owen Lode Claims and additional Lode Claims acquired within the Area of Interest, which are acquired and held subject to this Agreement. For greater certainty, it is agreed and acknowledged that within the Property there are geographic areas that are owned by third parties.

"PROPERTY PAYMENTS" means all payments or expenditures required pursuant to the Lake Owen Option Agreement and all payments or expenditures required to maintain title to the Property or Mining Interest in the Properties, including without limitation to the government.

"ROYALTY" means the 4% Net Profits Interest royalty ("4% NPI") payable to Chevron Corporation to the extent it may be entitled to a 4% NPI royalty from a portion of the Project. The balance of the 4% NPI shall be payable to GENERAL MINERALS. The land position, specified in Exhibit "A", acquired by TREND on or before that certain Confidentiality Agreement signed between TREND and GENERAL MINERALS shall not be subject to this clause. After having earned-in and becoming a 100 % owner of the Lake Owen Property, TREND shall owe a total of 4 % NPI to either Chevron or GENERAL MINERALS in any claim or any part of the "Lake Owen Property" as defined per agreement.

"TECHNICAL COMMITTEE" means the committee formed of two members nominated by each of GENERAL MINERALS and TREND respectively, to approve all Programs and Budgets of the Project during the Option Period with the powers and responsibilities set out in Article VII.

"TRANSFER" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

"TREND" means Trend Mining Company, a company incorporated under the laws of Montana, and its successors and assigns.

"VESTING DATE" means the date on which TREND completes the Earn-In and exercises the Option and TREND is entitled to 100% of the Lake Owen project.

"WORK COMMITMENT" means the commitment of TREND as set forth in Section 5.1 (a) to fund Exploration Expenditures totalling not less than seven hundreds and fifty thousands dollars (US$750,000) in the Work Commitment Period.

"WORK COMMITMENT PERIOD" means the period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

"WORK EXPENDITURE NOTICE" shall mean the notice from an authorized officer of TREND stating that the expenditures required under Section 5.1 have been completed as contemplated in Subsection 5.5(a).


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

2.1   CAPACITY OF THE PARTIES

      Each of the Parties represents and warrants as of the Effective Date and as of the date this Agreement is actually signed as follows:

            (a) That it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

            (b) That it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

            (c) That it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

            (d) That this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

2.2   DISCLOSURES

      Each of the Parties represents and warrants as of the Effective Date and as of the date this Agreement is actually signed that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to any other Party in order to prevent the representations in this Article II from being materially misleading.

2.3   TREND REPRESENTATION AND WARRANTIES

      (a) TREND's financial disclosure to GENERAL MINERALS is complete and accurate.

      (b) Since the date of the financial statement disclosed to GENERAL MINERALS, there have been no adverse material events that would affect TREND's intention and ability to fulfill all obligations as set forth in this Agreement.

      (c) For the purpose of issuing the shares of TREND to GENERAL MINERALS pursuant to this Agreement, TREND shall timely provide factual and accurate tabulation of total issued and outstanding shares of common stock of TREND as of the Effective Date.


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2.4   GENERAL MINERALS REPRESENTATIONS AND WARRANTIES

      GENERAL MINERALS represents and warrants as of the Effective Date and as of the date this Agreement is actually signed that:

      (a) GENERAL MINERALS has title to the Property, subject to the paramount title of the United States of America and the terms of any underlying rights and royalties as set out in this Agreement, and that it has the authority to consummate the transaction contemplated in this Agreement;

      (b) GENERAL MINERALS has paid all rentals, taxes, assessments, charges, fees and other levies imposed upon or required with respect to the Project, Properties and Assets, and has filed all returns and reports, and made all payments required.

      (c) GENERAL MINERALS has provided TREND with all relevant data and information with respect to the Properties and has not failed to disclose any material, data or information;

      (d) GENERAL MINERALS is not aware of any actual, pending, or threatened adverse claims, lawsuits or administrative actions affecting the Project, the Assets and the Properties; and

      (e) Prior to the Effective Date, all activities undertaken on the Project, the Assets and the Properties have been in accordance with the laws of the United States and sound mining practices.

2.5   OWNERSHIP

      GENERAL MINERALS is the recorded and beneficial owner of the Properties and Assets until the completion of the Earn-In. Following completion of the Earn-In, it is intended that as soon as practicable the Properties and Assets will be transferred to TREND, and that until all steps have been taken, the Parties to this Agreement will take all reasonable steps to accomplish the intended transfer as contemplated by this Agreement. Until the Properties and Assets are transferred upon completion of the Earn-In, GENERAL MINERALS shall hold the Properties and Assets for the benefit of TREND.


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                                  ARTICLE III

                                PURPOSES AND TERM

3.1   BINDING EFFECt

      TREND and GENERAL MINERALS agree to be bound by this Agreement from the Effective Date and that this agreement shall replace any prior understandings or agreements including the Letter Agreement to Acquire Lake Owen Project dated July 27, 1999. Each Party agrees to bear its own costs for the negotiation of this Agreement.

3.2   GENERAL

      This Agreement is to set forth requirements of TREND to maintain and exercise the Option and complete the Earn-In and to set forth the various rights and obligations of TREND following completion of the Earn-In and thereafter. GENERAL MINERALS and TREND agree that all of their rights and all of the Operations on or in connection with the Properties, Assets or the Area of Interest shall be subject to and governed by this Agreement.

3.3   PURPOSES

      The purpose and scope of the association of GENERAL MINERALS and TREND until completion of the Earn-In shall be to undertake Operations with a view to initially conducting exploration of the area covered by the Properties to fully delineate all mineral showings and ultimately to delineate one or more ore deposits containing precious metals or other metals or both amenable to commercial development, to thereafter undertake further exploration drilling and sampling to confirm the size and extent of the potential ore deposits and undertake development and mining and metallurgical testwork to analyze alternative mining and milling methods, recovery rates, grades and products related to commercial exploitation of the ore deposits delineated.

3.4   EFFECTIVE DATE AND TERM

      The Effective Date of this Agreement shall be July 27, 1999. The term of this Agreement shall be the earlier of three years, exercise of the Option by TREND, and mutual agreement by the parties.


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                                   ARTICLE IV

                           RELATIONSHIP OF THE PARTIES

4.1   NO PARTNERSHIP

      Nothing contained in this Agreement shall be deemed to constitute either Party the partner or the venturer of the other, or, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, or to create any fiduciary relationship between them. The Parties do not intend to create, and this Agreement shall not be construed to create, any mining, commercial or other partnership or joint venture. Neither Party, nor any of its directors, officers, employees, agents and attorneys, or Affiliates, shall act for or assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein, and any such action or assumption by a Party's directors, officers, employees, agents and attorneys, or Affiliates shall be a breach by such Party of this Agreement. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, and it is the express purpose and intention of the Parties that their ownership of Assets and the rights acquired hereunder shall be as tenants in common.

4.2   OTHER BUSINESS OPPORTUNITIES

      Except as expressly provided in this Agreement, each Party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting any other Party. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any Party, and no Party shall have any obligation to any other Party with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement.

4.3   TRANSFER OR TERMINATION OF RIGHTS

      Except as otherwise provided in this Agreement, neither GENERAL MINERALS nor TREND shall transfer all or any part of its interest in the Project, the Properties, the Assets or this Agreement or otherwise permit or cause such interests to terminate.

4.4   IMPLIED COVENANTS

      There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

4.5   TRANSFER OF ASSETS

      GENERAL MINERALS shall cause the transfer of all of the Property and Assets and the Lake Owen Option Agreement to TREND upon completion of the Earn-In by TREND. Until the Properties and Assets are transferred upon completion of the Earn-In, GENERAL MINERALS shall hold the Properties and Assets for the benefit of GENERAL MINERALS and TREND as their interests appear in this Agreement.

4.6   SERVICE AGREEMENTS

      Subject to approval by the Technical Committee and providing that any amounts to be included in Exploration Expenditures are based on reasonable, customary and actual direct expenses attributable to the Project, areas or properties, TREND shall be permitted to enter into such service agreements, as may be necessary or desirable to conduct the Programs relating to Operations during the Option Period.


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4.7   FUNDING

      TREND shall fund all Programs relating to Operations during the Option Period until the completion of the Earn-In.

                                   ARTICLE V

                                     OPTION

5.1   GRANT OF OPTION

      Colorado General Minerals Corporation, a wholly owned subsidiary of GENERAL MINERALS, shall grant to TREND the Option to acquire a one-hundred percent (100%) interest in the Project, as set forth below. Such Option shall be subject to the paramount title of the United States of America and the terms of any underlying rights and royalties as set out in this letter agreement. The term of the Option shall be three (3) years (the "Option Period") from the date of the "Effective Date" by fulfillment of the following obligations of TREND:

      (a) TREND shall solely make all Exploration Expenditures on, and for the benefit of, the Project ("Work Commitment") of not less than US$750,000 by the third anniversary of the Effective Date, with no less than US$150,000 of Exploration Expenditures being made within the first twelve (12) months following the Effective
            Date. If there is any deficiency in required Exploration Expenditures in any required time period, TREND may pay 60 % of such deficiency in US dollars to GENERAL MINERALS as the fulfillment of TREND's obligation. Such payment shall be paid within 60 days at the end of the time period in question. If the Exploration Expenditures are not completed as set forth above, the Option shall terminate automatically and TREND shall have no further rights or interests in the Project, and the parties shall have no further obligation to each other.

      (b) After the first Anniversary of the Effective Date, TREND may terminate the Option Agreement at any time, upon sixty (60) days written notice to GENERAL MINERALS. It is agreed and acknowledged that an effective termination notice is to coincide as closely as possible with the completion of an approved Program and Budget.

      (c) It is understood and agreed that excess Exploration Expenditures in any one year may be carried forward to any subsequent year but in any event TREND shall, in each year, make payments sufficient to make all Property Payments.

5.2   OBLIGATIONs

      TREND shall be obligated during the Option Period to:

      (a)   Conduct activities as a prudent operator in accordance with
            Section 8.3; and


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      (b)   Operate at the direction of the Technical Committee.

5.3   OPTION PAYMENTS AND CONSIDERATIONS

      (a) TREND shall pay GENERAL MINERALS a total of US$40,000 in cash in four (4) equal installments: $10,000 within 20 days following the Effective Date, and three quarterly installments ($10,000 each) following the Effective Date. Payment shall be by wiring within 48 hours of due date. Such payments by TREND shall not be included as "Exploration Expenditures" or "Work Commitment" as the terms are defined in this Agreement.

      (b) Subject to applicable Montana Corporate regulations, TREND shall issue to GENERAL MINERALS 715,996 shares of common stock, which represents twenty five (25) % of the issued common stock of TREND on the Effective Date. The number of shares to be issued to GENERAL MINERALS is to be adjusted in the future if the tabulation of shares on the Effective Date is not correct. Additionally, as of the Effective date, for all shares TREND owed but not yet issued as a result of debts, loans, notes payable or TREND's liabilities, which are payable in Trend's shares, 25% of such yet to-be-issued shares will be issued to GENERAL MINERALS. All common stock shares issued to GENERAL MINERALS shall be duly authorized, validly issued and outstanding, fully paid, non-assessable, previously unissued, and free and clear of all liens and encumbrances or restrictions on sale and free and clear of all pre-emptive rights.
            Furthermore: 1) said common stock held by GENERAL MINERALS shall not be diluted by subsequent changes to TREND's capital structure, 2) GENERAL MINERALS shall have the right to participate on no less than a proportionate basis in any future stock offerings of TREND and 3) TREND shall agree to list or register, as the case may be, any and all the shares held be GENERAL MINERALS in the event of a public listing or registration of securities by TREND. TREND shall bear all costs and expenses of any regulatory filings or registrations associated with the issuance, registration or listing of any of the shares to be issued to GENERAL MINERALS pursuant to this Subsection 5.3 (b).

            If applicable SEC rules are required, stock issued to GENERAL MINERALS shall bear applicable restrictions pursuant to SEC Rule 504, including rules in effect that apply to shareholders controlling 10% or more of a public traded company. With regard to any restriction on TREND's stock to be issued to GENERAL MINERALS, TREND agrees to issue all stock free of any restriction except when prohibited by law.

      (c) Upon TREND's completion of the Earn-In, GENERAL MINERALS shall designate 25% of the Board members for TREND's Boards of Directors at GENERAL MINERALS' option.

      (d) In 1999, TREND shall contract with GENERAL MINERALS and conduct certain minimum amounts of work at Lake Owen, including but not limited to a geophysical survey in the amount of $15,000. However, GENERAL MINERALS agrees to work with TREND with regard to the type, methodology and


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instrumentation of the geophysical survey. If GENERAL MINERALS' in-house geophysical capability is not appropriate for the Lake Owen planned survey, TREND may contract others to do the job. If the geophysical survey is contracted with GENERAL MINERALS in 1999, fieldwork may be completed by May 2000.

5.4   DEFAULT

      Subject to the terms of Section 17.4, if TREND fails to perform any of the obligations specified in Sections 5.1, 5.2 and 5.3 required to maintain the Option on the date called for such performance hereunder, GENERAL MINERALS may give a written notice (the "Default Notice") specifying the due date and the obligation not performed and if performance or payment in full is not received within thirty (30) days of the Default Notice, the Option shall expire upon the expiration of five (5) days after the receipt by TREND of a termination notice unless TREND cures such default, and TREND shall have no right, title or interest of any kind whatsoever in the Property, the Lake Owen Option Agreement, the Lode Claims or this Agreement from and after that date.

5.5   EXERCISE OF OPTION

      On or before the end of the Option Period, TREND shall be entitled to exercise the Option, upon fulfillment of the obligations set forth in Sections 5.1, 5.2 and 5.3. The following will evidence satisfaction of the completion of the exercise of the Option:

      (a) In respect of Section 5.1, receipt of a written notice (the "Work Commitment Notice") from an authorized officer of TREND, summarizing Exploration Expenditures, stating that the minimum Exploration Expenditures including the First Year's Commitment and the total commitments of Exploration Expenditures thereafter required during the Option Period have been completed;

      (b) Receipt of a written notice (the "Option Payments and Considerations") from an authorized officer of TREND, summarizing Option Payments and Considerations, stating that the payments required pursuant to Section 5.3 during the Option Period have been completed.


                                   ARTICLE VI

            FUNDING OF EXPLORATION EXPENDITURES DURING OPTION PERIOD

6.1   TREND TO PAY EXPLORATION EXPENDITURES AND REIMBURSE PROPERTY PAYMENTS

      During the Option Period, TREND shall pay for all Exploration Expenditures occurring after the Effective Date until it has completed the Initial Contribution. TREND, in accordance with the terms of ARTICLE V to maintain the Option, will fund the Work Commitment so long as it wishes to maintain the Option in good standing and will fund annual and/or total Exploration Expenditures in accordance with Article V. TREND will also pay or reimburse GENERAL MINERALS for all payments made to acquire and/or maintain title to the Properties or Mining Interest in the Properties from the Effective Date. Such payments by TREND shall be included in Exploration Expenditures.

6.2   COORDINATION AND COOPERATION

      During the Option Period, to the greatest extent practicable, TREND shall use GENERAL MINERALS' personnel in connection with the exploration and development of the Project. Services provided and expenses incurred by GENERAL MINERALS on behalf of TREND shall be charged to TREND at actual cost, including reasonable allocations of direct overhead expenses. Payments by TREND for such services and expenses shall be included in Exploration Expenditures.

6.3   FINANCING

      From time to time, GENERAL MINERALS may bring investors to TREND or assist TREND with project funding. In consideration for said financing efforts, GENERAL MINERALS shall receive a fee customarily paid for similar efforts or transactions.


                                  ARTICLE VII

                      OPERATIONS DURING THE OPTION PERIOD

7.1   OPERATOR AND ADVISORY COMMITTEE TO TREND'S BOARD OF DIRECTORS

      During the Option Period, TREND shall be the Operator and shall manage a program set out by the Technical Committee. TREND shall, upon GENERAL MINERALS' request, form an advisory committee to TREND's board of directors (the "Advisory Committee"). The Advisory Committee shall consist of five members, two of which shall be designed by GENERAL MINERALS. Subject to approval by GENERAL MINERALS, the Chairman shall be designated by TREND during and after the option period, during which TREND exercises Option and owns one hundred percent (100%) of the Lake Owen Project in accordance with this Agreement.

TECHNICAL COMMITTEE

      The Technical Committee shall operate only during the Option Period. Subject to Section 7.2, TREND shall manage exploration activities on the Project. Decisions regarding exploration activities, including establishing budgets, accounting policies and procedures, staffing and hiring employees, or undertaking other commitments, shall be made following consultation with a Project technical committee (the "Technical Committee"). The Technical Committee shall be composed of two (2) members from TREND and two (2) members from

GENERAL MINERALS. Each member shall have an equally weighted vote on matters coming before the Technical Committee.

7.2   APPROVAL OF PROGRAMS AND BUDGETS

      During the Option Period, all Programs and Budgets and other decisions shall be approved by the Technical Committee and if no consensus is achieved at any meeting of the Technical Committee on any matter that comes before the Technical Committee, the Technical Committee shall adjourn for 30 days to reconsider same and if the members remain deadlocked after 30 days, TREND shall have the deciding vote.

7.3   SUBSEQUENT PROGRAM DURATION

      It is the intention of the Parties that each subsequent Program of Exploration Expenditures submitted by the Operator for consideration by the Technical Committee will cover the next logical step in the exploration and analysis of the Property and is expected to cover at least a six (6) month time period.

7.4   MEETING PROCEDURE

      Any meeting of the Technical Committee may be held with one or more members participating by means of such telephone, electronic or other communication facilities as may be permitted from time to time. For greater certainty, resolutions of the Technical Committee may be evidenced by an instrument in writing signed on behalf of all of the members. Any Party may call a special meeting of the Technical Committee upon thirty (30) days notice to the Operator and the other Parties. In case of emergency, twenty-four (24) hours notice of a meeting shall suffice. Each notice of a meeting shall include an itemized agenda prepared by the Operator in the case of a regular meeting, or by the Party calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all members. The Operator shall prepare minutes of all meetings and shall distribute copies of such minutes within thirty (30) days after the meeting. The minutes, when signed on behalf of all members, shall be the official record of the decisions made by the Technical Committee and shall be binding on the Operator and the Parties.

7.5   GENERAL MINERALS TO HAVE LEGAL CARRIAGE

      Notwithstanding any other provision in this Agreement, it is agreed and acknowledged by TREND that GENERAL MINERALS shall, during the Option Period, have exclusive carriage of all legal title matters and dealings with respect to the Lake Owen Option Agreement and compliance with their terms and any dealings with third parties in respect of title or the Lake Owen Option Agreement. Until the Properties and Assets are transferred upon completion of the Earn-In, GENERAL MINERALS shall hold the Properties and Assets for the benefit of GENERAL MINERALS and TREND as their interests appear in the Agreement. The related costs for this provision, including required payment to BLM (Bureau of Land Management), during the Option Period shall be paid or reimbursed by TREND and charged to Exploration Expenditures.

                                  ARTICLE VIII

                               DUTIES OF OPERATOR

8.1   OPERATOR DURING THE OPTION PERIOD

      TREND shall be the Operator, reporting to the Technical Committee, with overall management responsibility for Operations during the Option Period.

8.2   POWERS AND DUTIES OF OPERATOR

      Subject to the terms and provisions of this Agreement, the Operator shall have the following powers and duties that shall be discharged in accordance with adopted Programs and Budgets:

      (a)   The Operator shall manage, direct and control Operations.

      (b) The Operator shall implement the decisions of the Technical Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Technical Committee, who in turn will advise Trend's board of directors and the Advisory Committee.

      (c) The Operator shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utilities and services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or material men's liens which shall be released or discharged in a diligent matter, or liens and encumbrances specifically approved by the Technical Committee.

      (d) In no event shall the Operator permit or allow title to the Assets to be lost as the result of the non-payment of any taxes, assessments or like charges; and shall do all other acts reasonably necessary to maintain the Assets, except as provided in Section 7.6 with respect to GENERAL MINERALS' carriage of certain matters.

      (e) The Operator shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with all applicable laws and regulations; (iii) notify promptly the Technical Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for Operations. The Operator shall not be in breach of this provision if a violation has occurred in spite of the Operator's good faith efforts to comply, and the Operator has timely cured or disposed of such violation through performance, or payment of fines and penalties. For greater certainty, in respect of Subsections 8.2(c), (d) and (e)
            during the Option Period, TREND shall be responsible for title, property and permitting issues so long as TREND provides the funding.

      (f) The Operator shall prosecute and defend, but shall not initiate without consent of the Technical Committee, all litigation or administrative proceedings arise out of Operations. GENERAL MINERALS shall have the right to participate in such litigation or administrative proceedings. The Technical Committee shall approve in advance any settlement involving payments, commitments or obligations in excess of fifty thousand dollars (US$50,000) in cash or value.

      (g) The Operator shall provide insurance for the benefit of the Project during the Option Period for the Assets as determined in accordance with the decisions of the Technical Committee from time to time.

      (h) The Operator may dispose of Assets, whether abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in
            Article XIII. However, without prior authorization from the Technical Committee, the Operator shall not: (i) dispose of Assets or begin a liquidation of the Project; or (ii) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Project.

      (i) The Operator shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors.

      (j) The Operator shall perform or cause to be performed during the term of this Agreement all work necessary to comply with agreements, concessions or other instruments constituting and governing the Properties and Operations and shall take measures necessary to maintain same in full force and effect.

      (k) The Operator shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary accounting practices in the mining industry and as necessary to comply with local law and accounting requirements of the jurisdiction of the Properties.

      (l) The Operator shall keep the Technical Committee advised of all Operations by submitting in writing to the Technical Committee:
            (i) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations; (iv) a detailed final report within forty-five (45) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as the Technical Committee may reasonably request. At all reasonable times the Operator shall provide the Technical Committee upon the request of any member of the Technical Committee access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations.

      (m) The Operator shall undertake all other activities reasonably necessary to fulfil the foregoing.

8.3   STANDARD OF CARE

      The Operator shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of the unpatented Lode Claims, the Lake Owen Option Agreements, any Mineral Interest, leases, licenses, permits, contracts and other agreements pertaining to the Assets. The Operator shall not be liable for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Operator's negligence. The Operator shall timely post any bonding requirement in accordance with applicable government regulations for any operation conducted for the Lake Owen Project. TREND shall have the obligation to apply such Standard of Care at all time during the Option Period, even during the Deadlock Period of the Technical Committee.


                                   ARTICLE IX

                              PROGRAMS AND BUDGETS

9.1   OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS

      Except as otherwise provided in this Agreement, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

9.2   PRESENTATION OF PROGRAMS AND BUDGETS

      The Operator shall prepare proposed Programs and Budgets. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at the annual meeting of the Technical Committee. During the period encompassed by any Program and Budget, and at least sixty (60) days prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Operator and submitted to the Technical Committee. Each such proposed Program and Budget shall be in reasonable form and degree of detail.

9.3   REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS

      Within thirty (30) days after submission of a proposed Program and Budget, the Technical Committee shall meet to approve, revise or reject such proposed Program and Budget.

9.4   BUDGET OVERRUNS; PROGRAM CHANGES

      The Operator shall immediately notify the Technical Committee of any material departure from an adopted Program and Budget.


                                   ARTICLE X

                                      AUDIT

10.1  AUDITS

      The Technical Committee or the Advisory Committee may request an annual audit. Upon request made within twenty-four (24) months following the end of any calendar year, GENERAL MINERALS may audit the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon the Operator for discrepancies disclosed by such audit shall be made not more than six (6) months after initiation of the audit. Failure to make any such exception or claim within the six (6) month period after initiation of the audit shall mean the audit is correct and binding. The audit shall be done at the expense of GENERAL MINERALS unless a discrepancy of at least ten percent (10%) is disclosed by such audit in any material item in the financial statements. If such a discrepancy of at least ten percent (10%) is disclosed the specific audit costs shall be to TREND.


                                   ARTICLE XI

                           WITHDRAWAL AND TERMINATION

11.1  TERMINATION BY EXPIRATION OR AGREEMENT

      This Agreement shall terminate as expressly provided herein, unless earlier terminated by written agreement.

11.2  WITHDRAWAL

      TREND may withdraw from the Project in accordance with the provision of this Agreement. Upon such withdrawal, this Agreement shall terminate, and TREND shall be deemed to have transferred to GENERAL MENERALS all of its rights and interests in the Project, Assets and Properties, without cost and free and clear of all encumbrances arising by, through or under such withdrawing Party, except those to which both Parties have agreed. TREND shall execute and deliver all instruments as may be necessary in the reasonable judgement of GENERAL MINERALS to affect the transfer of its interests in the Project, Assets and Properties to GENERAL MENERALS.

11.3  CONTINUING OBLIGATIONS AND ENVIRONMENTAL LIABILITIES

      During the term of this Agreement and after termination of the Project or this Agreement under Sections 11.1, or 11.2, TREND shall remain liable for its liabilities to third parties (whether such arises before or after such withdrawal), including environmental liabilities and related bonding requirement. TREND's liabilities shall include environmental damage and liabilities, which are caused by or as a result of work done in the Lake Owen Project.

11.4  DISPOSITION OF ASSETS ON TERMINATION

      Promptly after termination under Sections 11.1 or 11.2, the Operator shall take all action necessary to wind up the activities of the Project. All costs and expenses incurred in connection with the termination of the Business shall be expenses chargeable to the Project.

11.5  NON-COMPETE COVENANTS

      Neither a Party that withdraws or is deemed to have withdrawn pursuant to
Section 11.2, nor any Affiliate of such a Party, shall directly or indirectly acquire any interest or right to explore or mine, or both, on any property any part of which is within the Area of Interest for two (2) years after the effective date of withdrawal. If a withdrawing Party, or the Affiliate of a withdrawing Party, breaches this Section 11.5, such Party shall be obligated to offer to convey to the non-withdrawing Party, without cost, any such property or interest so acquired (or ensure its Affiliate offers to convey the property or interest to the non-withdrawing Party, if the acquiring Party is the withdrawing Party's Affiliate). Such offer shall be made in writing and can be accepted by the non-withdrawing Party at any time within ten (10) days after the offer is received by such non-withdrawing Party. Failure of a Party's Affiliate to comply with this Section 11.5 shall be a breach by such Party of this Agreement.

11.6  RIGHT TO DATA AFTER TERMINATION

      After termination of the Project pursuant to Sections 11.1 or 11.2, each Party shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawal Party shall not be entitled to any such copies after any other termination or withdrawal.

11.7  CONTINUED AUTHORITY

      On termination of the Project under Sections 11.1 or 11.2, GENERAL MINERALS (or TREND in the event of a withdrawal by GENERAL MINERALS) shall have the power and authority to do all things which are reasonably necessary or convenient to: (a) wind up operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of operations prior to such termination or withdrawal. GENERAL MINERALS shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of both Parties and the Project, and take any other reasonable action.


                                  ARTICLE XII

                      ACQUISITIONS WITHIN AREA OF INTEREST

12.1  ACQUISITION WITHIN AREA OF INTEREST

      There shall be an area of mutual interest (Area of Interest) specified in Exhibit "A" whereby TREND or its affiliates (the Acquiring Party) acquiring any interest, including without limitation, any mineral, surface or water rights or interest (a "Mineral Interest") within such area shall be required to include one hundred percent (100%) of such interest in the Property and made subject to this Agreement under the same terms and conditions as the acquisition of such Mineral Interest by the Acquiring Party.

      If GENERAL MINERALS is the Acquiring Party of such Mineral Interest in the Area of Interest, such interest shall be required to offer one hundred percent (100%) to TREND for the benefit of Lake Owen Project. If TREND does not elect within sixty (60) days of receiving a written notice from GENERAL MINERALS to have the Mineral Interest included in the Property, GENERAL MINERALS shall be free to acquire the same solely for its own account and benefit, provided that it completes such acquisition within ninety (90) days of the TREND's refusal or deemed refusal to have the Mineral Interest included in the Property on the same terms and conditions as offered to GENERAL MINERALS.

12.2  ACQUISITIONS DURING THE OPTION PERIOD

      Expenditures incurred to acquire a Mineral Interest within the Area of Interest specified in Exhibit "A" during the Option Period, in accordance with Subsection 12.1, shall be paid by TREND and included as Exploration Expenditures for the purposes of the Agreement.

                                  ARTICLE XIII

                     ABANDONMENT AND SURRENDER OF PROPERTIES

13.1  SURRENDER OR ABANDONMENT OF PROPERTIES

      The Technical Committee may authorize the Operator to cause the surrender or abandonment of part or all of the Properties. If the Technical Committee authorizes any such surrender or abandonment then TREND shall so notify GENERAL MINERALS during the Option Period, and if there is an objection within thirty
(30) days, there shall be an assignment to GENERAL MINERALS by the appropriate conveyance document and without cost, of that interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties, the Parties shall remain obligated for liabilities arising prior to abandonment.

13.2  REACQUISITION

      If any Properties are abandoned or surrendered under the provisions of this Article XIII, then, unless this Agreement is earlier terminated, no Party shall acquire any interest in such Properties or a right to acquire such Properties for a period of two years following the date of such abandonment or surrender. If a Party reacquires any Properties in violation of this Section 13.2, the other Party may elect by notice to the reacquiring Party within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Party.


                                  ARTICLE XIV

                              TRANSFER OF INTEREST

14.1  GENERAL

      The transfer by a party to any interest in the Option, the Project or this Agreement shall be subject to the non-transferring party's pre-emptive right in accordance with this Article. Notwithstanding the foregoing sentence, this pre-emptive right does not apply to a proposed transfer of substantially all of the issued and outstanding shares of GENERAL MINERALS or TREND.

14.2  LIMITATIONS ON FREE TRANSFERABILITY

      The Transfer right of TREND or GENERAL MINERALS in Section 14.1 shall be subject to the following terms and conditions:

      (a) A Party wishing to transfer an Interest shall promptly notify the other of its intentions, by written notice stating the price and other pertinent terms of the intended transfer and shall be accompanied by a copy of the offer or contract for sale.

      (b) The other Party shall have thirty (30) days from the date of delivery of the notice to state whether it elects to acquire the offered Interest at the same price and on the same terms and conditions as set forth in the notice.

      (c) If the other Party so elects, the transfer shall be consummated as promptly as possible after the election notice is delivered to the transferring Party.

      (d) If the non-transferring Party does not so elect to exercise its right, the transferring Party shall have one hundred and eighty
            (180) days to consummate the proposed transaction with the third party on terms no less favourable that made to the non-transferring Party.

      (e) If the transaction is not consummated within the said one hundred and eighty (180) days, the non-transferring Party's pre-emptive right shall be revived.

      (f) Any transfer made without obtaining the non-transferring Party's waiver of such right or compliance with the subsections of this Section will be null and void.

      (g) No transferee of all or any part of the Interest of a Party shall have the rights of that Party unless and until the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement as if an original Party thereto to the same extent as the transferring Party.

      (h) No Transfer permitted by this Article XIV shall relieve the transferring Party of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

      (i) The transferring Party and the transferee shall bear all tax consequences of the Transfer;

      (j) In the event of a Transfer of less than all of a Party's Interest, the transferring Party and its transferee shall act and be treated as one.

      (k) If the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Party's Interest or the Assets to secure a loan or other indebtedness of a Party in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Party hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be subject to the pre-emptive right described in this Article and it shall comply with and be bound by the terms and conditions of this Agreement.

      (l) No transfer, sale or disposition shall in any way modify the non-transferring rights in the Project.


                                   ARTICLE XV

                                 CONFIDENTIALITY

15.1  GENERAL

      The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Parties and, except as provided in Section 15.2, shall not be disclosed to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

15.2  EXCEPTIONS

      The consent required by Section 15.1 shall not apply to a disclosure:

      (a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed provided such person agrees to maintain the confidentiality of such information;

      (b) To any third party to whom the disclosing Party contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets provided such party agrees to maintain the confidentiality of such information; or

      (c) To a governmental agency or to the public which the disclosing Party believes in good faith is required by pertinent law or regulation or the rules of any stock exchange provided that the pertinent disclosure is given to the other party and no objection is received within twenty-four (24) hours.

15.3  DRAFT FOR COMMENT

      In the event that either TREND or GENERAL MINERALS wishes or is required to issue a press release or public statement, it will first provide the other Party with a draft copy for review and comment. In the event that the other Party fails to comment on the release within twenty-four (24) hours of its receipt, or such earlier deadline as may be necessary to permit the Party issuing the release to satisfy all regulatory requirements, they will be deemed to have approved of the release in its entirety.

15.4  NOTICE REQUIRED

      In any case to which Section 15.3 is applicable, the disclosing Party shall give notice to the other Party concurrently with the making of such disclosure. As to any disclosure pursuant to Section 15.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article XV.

15.5  DURATION OF CONFIDENTIALITY

      The provisions of this Article XV shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to
Section 11.1, and shall continue to apply to any Party who Transfers its Participating Interest, for two (2) years following the date of such occurrence.


                                   ARTICLE XVI

                                    GUARANTEE

16.1  GENERAL MINERALS GUARANTEE OF ITS AFFILIATES

      GENERAL MINERALS hereby guarantees the performance by its Affiliates of their respective obligations under this Agreement.

16.2  TREND GUARANTEE OF ITS AFFILIATES

      TREND hereby guarantees the performance by its Affiliates of their respective obligations under this Agreement.


                                  ARTICLE XVII

                               GENERAL PROVISIONS

17.1  NOTICES AND PAYMENT

      All notices, payments and other required communications ("Notices") to the Parties shall be in writing, and shall be addressed respectively as follows:

GENERAL MINERALS:                      TREND:

General Minerals Corporation           Trend Mining Company
789 Sherman Street                     410 Sherman Ave.
Suite 600 A                            Coeur d'Alene, ID  83814
Denver, Colorado 80203                 U.S.A
U.S.A.
FAX:  303-863-7965                     FAX: 208-667-9616

All Notices shall be given (i) by personal delivery to the Party, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered
(i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Party to this agreement may change its address by Notice to the other Party to this Agreement. Any payment called for shall be made at the place designated in this Section
17.1. Any payment shall be made in U.S. clearinghouse funds, or as otherwise permitted by the receiving Party.

17.2  WAIVER

      The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

17.3  MODIFICATION

      No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

17.4  FORCE MAJEURE

      Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the Party to grant); acts of God; Laws, instructions or requests of any government entity; judgments or orders of any court; inability to obtain on reasonably accepted terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of environmental laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct operations beyond the reasonable expectations of the Party seeking the approval or authorization; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible. During the period of suspension the obligations of both Parties to advance funds shall be reduced to levels consistent with then current Operations.

17.5  GOVERNING LAW

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

17.6  ARBITRATION

      An arbitration procedure for the interpretation of this Agreement and any dispute arising between the Parties will be implemented under arbitration proceedings all parties agreed in advance. It is expressly agreed and acknowledged that TREND and GENERAL MINERALS will cause their subsidiaries and their representatives involved in the Project, whether directly or indirectly, to act in accordance with any arbitration result and to cause them to take all reasonable steps to confirm or carry out any ruling or order made in the arbitration proceedings or as a result of any arbitration proceedings or results.

17.7  FURTHER ASSURANCES

      Each of the Parties to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

17.8  SURVIVAL OF TERMS AND CONDITIONS

      The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favour they run: Sections 2.2, 5.4, 11.2, 11.3, 15.3 and15.5.

17.9  ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS

      This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

17.10 DOLLARS

      The references to "Dollars" or "$" in this Agreement shall mean United States dollars.

17.11 COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       GENERAL MINERALS CORPORATION


                                       By:    /s/Ralph Fitch
                                              ---------------------------------

                                       Title: President
                                              ---------------------------------


                                       Date:  10/13/99
                                              ---------------------------------


                                       TREND MINING COMPANY


                                       By:    /s/Kurt Hoffman
                                              ---------------------------------

                                       Title: President
                                              ---------------------------------


                                       Date:  October 13, 1999
                                              ---------------------------------

                     AMENDMENT TO LAKE OWEN OPTION AGREEMENT


      THIS AMENDMENT TO LAKE OWEN OPTION AGREEMENT (the "Agreement") is made and entered into this 12th day of June, 2000, by and between General Minerals Corporation, a Delaware corporation ("General Minerals") and Trend Mining Company, a Montana corporation ("Trend").

RECITALS

      Reference is made to the Agreement (the "Lake Owen Option Agreement"), effective as of July 27, 1999, between General Minerals and Trend. Pursuant to the Lake Owen Option Agreement, Trend issued to General Minerals 715,996 shares of its Common Stock, which represented 25% of the issued Common Stock of Trend on July 27, 1999, and provided for certain anti-dilution and pre-emptive rights in favor of General Minerals. The Lake Owen Option Agreement also provided for various operations and duties during the Option Period (as such term is defined therein). General Minerals has now agreed to give up its anti-dilution and pre-emptive rights, in return for the current right to acquire additional shares of Common Stock of Trend.

AGREEMENT

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by General Minerals and by Trend, General Minerals and Trend hereby agree that the Lake Owen Option Agreement is hereby amended as follows:

      1.    As of the Effective Date (as such term is defined therein), clauses
(1) and (2) of Section 5.3(b) of the Lake Owen Option Agreement are hereby deleted, so that as of the Effective Date, the sentence beginning on the 13th line of said Section 5.3(b) shall read as follows:

      "Furthermore, TREND shall agree to list or register, as the case may be, any and all of the shares held by GENERAL MINERALS in the event of a public listing or registration of securities by TREND."

      In consideration for General Minerals' agreement to the deletion of clauses (1) and (2) from Section 5.3(b) of the Lake Owen Option Agreement, the parties agree as follows:

            A. General Minerals hereby exercises its right to participate on a pro rata basis to purchase 416,961 shares of Common
                  Stock of Trend for $23,531, in connection with previous sales of Common Stock by Trend to third parties for $0.05 per share and $0.06 per share, such purchase to occur as soon as practicable after the execution and delivery of this Amendment (and General Minerals agrees to make payment for those shares not later than 48 hours after it executes this Amendment). Payment for the purchase of the stock referred to in this subparagraph A and in subparagraph C below shall be made by General Minerals by wire transfer in accordance with instructions provided by Trend.

            B. Trend, as soon as practicable after the execution and delivery of this Agreement, agrees to issue 200,000 additional shares of its Common Stock to General Minerals.

            C. Trend, as soon as practicable after the execution and delivery of this Agreement, agrees that it will issue warrants, in form and substance reasonably acceptable to Trend and General Minerals, to General Minerals granting General Minerals an option to purchase an additional 200,000 shares of Common Stock of Trend for $0.70 per share, at any time during the two-year period from and after the date of this Amendment.

            D. General Minerals hereby waives any rights it may have had to participate on a pro-rata basis in any offerings or other issuances of Common Stock made by Trend after the Effective Date of the Agreement through the date of this Amendment, and releases Trend, its officers, directors and employees, from any and all claims or causes of action associated therewith.

            E. General Minerals represents and warrants that it is acquiring the shares of Common Stock of Trend referred to in subparagraphs A-C above solely for the purpose of investment and not with a view to the distribution or sale of any part thereof. General Minerals acknowledges that those shares have not been and will not be registered under the Securities Act of 1933, as amended
                  (the "Act") or any state securities law, and are being issued and sold in reliance on exemptions from such registration requirements that are available only if those shares are not being offered to the public and are being acquired for investment and not with a present view to their distribution or sale.

            F. General Minerals represents and warrants that it has such knowledge and experience in financial, business and mining matters as to be capable of evaluating the merits and risks of its investment, and that it can bear the economic risk of losing its entire investment in the shares of Common Stock of Trend referred to in subparagraphs A-C above and can afford to hold those shares for an indefinite period of time.

            G. General Minerals confirms that all requested documents, records and books pertaining to its investment in Trend have been made available or delivered to it.

            H. General Minerals confirms that it has had the opportunity in a manner satisfactory to it to ask questions of, and receive answers from, officers of Trend concerning its investment in the shares of Common Stock of Trend referred to in subparagraphs A-C above.

            I. General Minerals acknowledges and agrees that any certificates representing shares of Common Stock of Trend acquired pursuant to subparagraphs A-C above shall bear the following legend:

                        The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act and may not be sold, pledged, transferred, assigned or hypothecated except pursuant to an effective registration statement or an opinion of counsel reasonably satisfactory to Trend Mining Company to the effect that registration under the Act is not required. The shares are being acquired solely for the purpose of investment and not with a view to the distribution or sale of any part thereof.

            J. The parties agree that the provisions of Section 5.3(b) of the Lake Owen Option Agreement, as amended by this Amendment, shall apply to any Common Stock of Trend acquired by General Minerals pursuant to subparagraphs A-C above.

      2. Section 5.3(c) of the Lake Owen Option Agreement, which gives General Minerals certain rights to designate directors to Trend's Board, is hereby deleted.

      3. Section 5.3(d) of the Lake Owen Option Agreement, which provides for the performance by Trend of certain work at Lake Owen, is hereby amended to read as follows:

      "TREND shall conduct $15,000 of geophysical survey work, which shall consist of core measurements and geophysical fieldwork, as the Technical Committee members periodically decide, which work shall be completed by December 31, 2000."

      4. Section 8.2(1) of the Lake Owen Option Agreement, which provides for certain obligations of the Operator to the Technical Committee (as such terms are defined therein) shall be amended to read as follows:

      "The Operator shall render to the Technical Committee (i) quarterly progress reports with actual expenditures and comparisons of such expenditures to the adopted budget and (ii) as soon as practicable after December 31 of each year during the Option Period, an annual summary report with actual expenditures, the next year's plans and budget and a copy of all relevant factual data generated that year."

      5. The parties hereby acknowledge that on completion of this Amendment, Tigris Financial Group Ltd. and its assigns have agreed to release the anti-dilution protection that was provided to them in that Stock Purchase Agreement between Tigris Financial Group and Trend dated December 29, 1999 (the "Tigris Stock Purchase Agreement"), provided that issuances or offerings of shares of Common Stock of Trend made from and after the date of the Tigris Stock Purchase Agreement and through the date of this Amendment, including those made pursuant to this Amendment, will remain subject to the anti-dilution protection set forth in the Tigris Stock Purchase Agreement.

      6. Except as set forth above, all of the terms and conditions of the Lake Owen Option Agreement are hereby ratified and confirmed.


                                       GENERAL MINERALS CORPORATION,
                                       a Delaware corporation


                                       By:    /s/Ralph Fitch
                                              ----------------------------------
                                       Name:  Ralph Fitch
                                       Title: President


                                       TREND MINING COMPANY,
                                       a Montana corporation


                                       By:    /s/Kurt Hoffman
                                              ----------------------------------
                                       Name:  Kurt Hoffman
                                       Title: President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.






Number of Shares of Common Stock: 200,000                          Warrant No. 1


                                     WARRANT

                                   to Purchase
                           Common Stock, No Par Value

                                       of

                              Trend Mining Company
                              a Montana corporation


THIS IS TO CERTIFY THAT for value received, General Minerals Corporation, a Delaware corporation ("General Minerals"), is entitled to purchase from Trend Mining Company, a Montana corporation (hereinbelow called the "Issuer" or the "Company"), on or after the dates specified herein, but not later than 5:00 p.m. mountain standard time on June 12, 2000 (the "Expiration Date"), 200,000 shares of the Company's Common Stock, in whole or in part, at a purchase price of $0.70 per share of Common Stock, all on the terms and conditions hereinbelow provided.

           Section 1. CERTAIN DEFINITIONS. As used in this Warrant, unless the context otherwise requires:

           "COMMON STOCK" shall mean the Issuer's authorized Common Stock, no par value.

           "COMMON STOCK WARRANT" OR "WARRANT" shall mean this Warrant for the purchase of up to 200,000 shares, in the aggregate, of Common Stock, and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

           "EXERCISE PRICE" shall mean the purchase price of $0.70 per share of Common Stock.

           "MARKETABLE SECURITIES" shall mean securities registered under the Securities Act of 1933 (the "Securities Act") and, if such securities are held by an affiliate of the Issuer, which are permitted to be sold under Rule 144 in a single ninety-day period.

           "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the holder of a Warrant upon the exercise of such Warrant.

           Section 2. EXERCISE OF WARRANT. This Warrant is made pursuant to and subject to the terms and conditions of that Amendment to Lake Owen Option Agreement between General Minerals and Issuer dated effective June 12, 2000. This Warrant may be exercised in whole or in part on or after June 12, 2000 and thereafter through the Expiration Date.

           The holder of this Warrant may exercise this Warrant, in whole or in part by delivering to the Issuer at its office maintained for such purpose pursuant to Section 13, (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) this Warrant and (iii) a sum equal to the aggregate of the Exercise Price for such shares of Common Stock, by wire transfer in immediately available funds.

           Such notice shall be in the form of the Subscription Form set out at the end of this Warrant. Upon delivery thereof, the Issuer shall cause to be executed and delivered to such holder within ten business days, a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

           Subject to the restrictions in Sections 9 and 10, the stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a shareholder, as of the time said notice is delivered to the Issuer as aforesaid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of such certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

           The Issuer shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

           All shares of Common Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder hereof.

           Section 3. ADJUSTMENT OF EXERCISE PRICE AND WARRANT STOCK. If the Issuer shall at any time prior to the Expiration Date subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its Common Stock in payment of a stock dividend in respect of its Common Stock, the number of shares of Warrant Stock then issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. Whenever the Exercise Price is adjusted as herein provided, the Issuer shall promptly deliver to the registered holder of this Warrant a certificate of its principal financial officer setting forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment.

           Section 4. RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding Common Stock of the Issuer (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Issuer with, or merger of the Issuer into, another corporation or other business organization (other than a consolidation or merger in which the Issuer is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Issuer), at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Issuer or its successor shall be delivered to the registered holder of this Warrant, so that the registered holder of this Warrant shall have the right prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Issuer which might have been purchased by the registered holder of this Warrant immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the registered holder of this Warrant to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof. Notwithstanding the foregoing, if pursuant to the terms of such consolidation or merger, the consideration to be received by the holders of Common Stock of the Issuer is cash and/or Marketable Securities, this Warrant shall expire to the extent unexercised on the closing of such merger or consolidation.

           Section 5. CERTAIN NOTICES. If at any time prior to the expiration or exercise of this Warrant, the Issuer shall pay any dividend or make any distribution upon its Common Stock or shall make any subdivision or combination of or other change in its Common Stock, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to the registered holder of this Warrant at least ten days prior to the date as of which holders of Common Stock who shall participate in such dividend, distribution, subdivision, combination or other change are to be determined. Such notice shall also specify the time as of which holders of Common Stock who shall participate in such event are to be determined. The Company shall also provide to the registered holder of this Warrant at least ten days prior written notice of the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of any such event.

           Section 6. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Issuer shall at all times reserve and keep available for issuance upon the exercise of Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant.

           Section 7. STOCK AND WARRANT BOOKS. The Issuer will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of the Warrant.

           Section 8. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Issuer.

           Section 9. TRANSFER. This Warrant may not be transferred or otherwise assigned or conveyed by the holder hereof without the prior written consent of Issuer, which consent Issuer may withhold in its sole discretion.

           Section 10. INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER OF WARRANT AND WARRANT STOCK. The holder represents and agrees that: (i) the Warrant shall not be exercisable unless the purchase of Warrant Stock is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless in the opinion of counsel for the Company, the proposed purchase of such Warrant Stock would be exempt from the registration requirements of the Act, and from the qualification requirements of any applicable state securities law; (ii) if the Warrant Stock is not issued pursuant to an applicable effective registration statement under the Act, upon exercise of the Warrant, holder will acquire the Warrant Stock for its own account for investment and not with any intent or view to any distribution, resale or other disposition of the Warrant Stock;

(iii) it will not sell or transfer the Warrant or the Warrant Stock, unless such are registered under the Act, except in a transaction that is exempt from registration under the Act; and (iv) if the Warrant Stock is not issued pursuant to an applicable effective registration statement under the Act, each certificate issued to represent any of the Warrant Stock shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Warrant, that the holder hereof sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

           Section 11. LOSS, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of the Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

           Section 12. AMENDMENTS. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Issuer as authorized by its Board of Directors and the holder of this Warrant.

           Section 13. OFFICE OF THE ISSUER. So long as this Warrant remains outstanding, the Warrant may be presented for exercise, division or combination as in this Warrant provided, to the Issuer at its office at 410 Sherman Avenue, Suite 209, Coeur D'Alene, Idaho, unless and until the Issuer shall designate and maintain some other office for such purposes and deliver written notice thereof to the holder of the Warrant.

           Section 14. NOTICES GENERALLY. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class mail, postage prepaid, addressed to General Minerals at its last known address appearing on the books of the Issuer, or to the Issuer at its principal executive office at the address set forth in Section 13, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

           Section 15. SUCCESSORS AND ASSIGNS. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

           Section 16. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its rules as to conflicts of law.

           IN WITNESS WHEREOF, the Issuer has caused this Warrant to be signed in its name by its President or a Vice President and attested by its Secretary or an Assistant Secretary.

           Dated: June 12, 2000.

                                    TREND MINING COMPANY, a Montana
                                    corporation


                                    By:   /s/ Kurt Hoffman
                                       ----------------------------
                                          Kurt Hoffman       (name)
                                       ----------------------------
                                          President          (title)
                                       ----------------------------



ATTEST:


       /s/ Kori Graves
------------------------------------------
Name:  Kori Graves
Title: Assistant Secretary & Treasurer

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)


           The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _______ shares of the Common Stock of Trend Mining Company, a Montana corporation, and herewith makes payment therefor (by wire transfer in accordance with instructions provided by Trend Mining Company in the amount of $___________), all at the price and on the terms and conditions specified in this Warrant, and requests that a certificate or certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to General Minerals Corporation, whose address is and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Common Stock issuable hereunder be delivered to the undersigned.

Dated:



                                    GENERAL MINERALS CORPORATION,
                                    a Delaware corporation



                                    By:________________________________

                                    _______________________________(name)

                                    ______________________________(title)